Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
Chrystal Neely
Director, Corporate Communications
chrystal.neely@acuitybrands.com

Acuity Brands Reports Fiscal 2021 Fourth-Quarter and Full-Year Results
Sales Growth and Margin Expansion

▪Net Sales Increased 11.4% in Fourth Quarter versus the Prior Year
▪Gross Profit Margin Expansion of 10 Basis Points in Fourth Quarter versus the Prior Year
▪Operating Profit Margin Expansion of 150 Basis Points and Adjusted Operating Profit Margin Expansion of 110 Basis Points in Fourth Quarter versus the Prior Year
▪Approximately 3.8 Million Shares Repurchased during Fiscal 2021

ATLANTA, October 6, 2021 - Acuity Brands, Inc. (NYSE: AYI) (the "Company") a market-leading industrial technology company announced net sales of $992.7 million for the fiscal fourth quarter ended August 31, 2021, an increase of $101.5 million, or 11.4 percent as compared to the same period in 2020. Diluted earnings per share was $2.72, an increase of 45.5 percent over the prior year, and adjusted diluted earnings per share was $3.27 per share, an increase of 39.1 percent over the prior year.

“I am proud of the progress our team made to transform our Company during fiscal 2021. We improved our operations and delivered solid performance in a challenging environment,” said Neil Ashe, Chief Executive Officer of Acuity Brands. “We are entering fiscal 2022 from a position of strength with a diverse and capable team, who are driven by our values to deliver results for our customers, our investors and our environment.”

Fourth-Quarter Results
Gross profit of $419.3 million increased $44.2 million, or 11.8 percent, as compared to the prior year. Gross profit was 42.2 percent of net sales for the fourth quarter of fiscal 2021, an increase of 10 basis points from 42.1 percent in the fourth quarter of fiscal 2020. Gross profit margin was impacted this quarter by higher material, labor, and freight costs. This impact was mostly offset by our ongoing product and productivity improvements, increased sales volume and benefits from recent price increases.
Operating profit of $132.8 million increased $26.9 million, or 25.4 percent, as compared to the prior year. Operating profit was 13.4 percent of net sales for the fourth quarter of fiscal 2021, an increase of 150 basis points from 11.9 percent for the fourth quarter of fiscal 2020 driven by gross profit improvement and leverage of our operating expenses.

Press Release Exhibit 99.1
Adjusted operating profit of $156.4 million increased $25.7 million, or 19.7 percent, for the fourth quarter of fiscal 2021 as compared to the prior year. Adjusted operating profit was 15.8 percent of net sales for the fourth quarter of fiscal 2021, an increase of 110 basis points from 14.7 percent in the fourth quarter of fiscal 2020.
Net income of $98.1 million increased $24.4 million, or 33.1 percent, as compared to the prior year. Diluted earnings per share of $2.72 increased $0.85, or 45.5 percent, for the fourth quarter of fiscal 2021, as compared to $1.87 for the fourth quarter of fiscal 2020.
Adjusted net income of $117.7 million increased $24.9 million, or 26.8 percent, as compared to the prior year. Adjusted diluted earnings per share of $3.27 increased $0.92, or 39.1 percent, as compared to $2.35 for the fourth quarter of fiscal 2020.

Full-Year 2021 Summary
Net sales were $3.5 billion for the full year of fiscal 2021, an increase of $134.7 million or 4.0 percent, as compared to fiscal 2020.
Gross profit of $1.5 billion increased $72.6 million, or 5.2 percent, in fiscal 2021, as compared to the prior year. Gross profit margin was 42.6 percent for fiscal 2021, an increase of 40 basis points from 42.2 percent in fiscal 2020.
Operating profit of $427.6 million increased $73.7 million, or 20.8 percent, in fiscal 2021, as compared to the prior year. Operating profit was 12.4 percent of net sales for fiscal 2021, an increase of 180 basis points versus the prior year. Adjusted operating profit of $506.3 million increased $50.0 million, or 11.0 percent, for fiscal 2021 as compared to the prior year. Adjusted operating profit was 14.6 percent of net sales for fiscal 2021, an increase of 90 basis points versus the prior year.
Net income of $306.3 million increased $58.0 million in fiscal 2021, or 23.4 percent, as compared to the prior year. Diluted earnings per share of $8.38 increased $2.11, or 33.7 percent, for fiscal 2021, as compared to $6.27 for fiscal 2020.
Adjusted net income of $371.7 million increased $44.4 million in fiscal 2021, or 13.6 percent, as compared to the prior year. Adjusted diluted earnings per share of $10.17 increased $1.90 in fiscal 2021, or 23.0 percent, as compared to $8.27 for fiscal 2020.

Segment Performance
Acuity Brands Lighting and Lighting Controls (ABL)
Fourth-Quarter Results
ABL generated net sales of $946.9 million for the fourth quarter of fiscal 2021, an increase of $93.8 million or 11.0 percent, as compared to the fourth quarter of fiscal 2020.
▪Net sales of $663.1 million in the Independent Sales Network and $102.1 million in the Direct Sales Network increased 9.6 percent and 14.8 percent, respectively, as compared to the prior year, as these channels continue to benefit from improved service levels and an improving economy.
▪Sales in the Corporate Accounts channel of $75.6 million increased 16.0 percent over the prior year as some large accounts began previously deferred maintenance and renovations.
▪Retail sales of $45.7 million declined 20.1 percent, primarily due to continued customer inventory rebalancing.

Press Release Exhibit 99.1
Operating profit was $149.3 million for the fourth quarter of fiscal 2021, an increase of $27.5 million or 22.6 percent, as compared to the fourth quarter of fiscal 2020. Adjusted operating profit was $159.1 million for the fiscal fourth quarter of 2021, an increase of $27.8 million or 21.2 percent, as compared to the fourth quarter of fiscal 2020.
Full-Year Results Summary
ABL generated net sales of $3.3 billion for the full year of fiscal 2021, an increase of $106.4 million or 3.3 percent, as compared to fiscal 2020.
Operating profit was $476.2 million for fiscal 2021, an increase of $50.4 million or 11.8 percent, as compared to fiscal 2020. Adjusted operating profit was $515.1 million for fiscal 2021 an increase of $47.3 million or 10.1 percent, as compared to fiscal 2020.

Intelligent Spaces Group (ISG)
Fourth-Quarter Results Summary
ISG generated net sales of $50.5 million for the fourth quarter of fiscal 2021, an increase of $9.6 million or 23.5 percent, as compared to the fourth quarter of fiscal 2020.The increase in net sales was due to strong demand for building and HVAC controls, energy management, and location services.
Operating profit was $2.0 million for the fourth quarter of fiscal 2021, an increase of $3.6 million as compared to the fourth quarter of fiscal 2020. Adjusted operating profit was $6.0 million for the fourth quarter of 2021 an increase of $3.9 million, as compared to the fourth quarter of fiscal 2020.
Full-Year Results
ISG generated net sales of $190.0 million for fiscal 2021, an increase of $33.0 million or 21.0 percent, as compared to fiscal 2020.
Operating profit was $9.9 million for fiscal 2021, an increase of $13.8 million as compared to fiscal 2020. Adjusted operating profit was $25.6 million for fiscal 2021, an increase of $10.7 million, as compared to fiscal 2020.

The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company files its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.

Cash Flow and Capital Allocation
Net cash from operating activities of $408.7 million decreased $96.1 million, or 19.0 percent, for fiscal 2021 as compared to the prior year. The decrease was driven primarily by an increase in net working capital to support the higher level of sales.
During the twelve months of 2021, the Company repurchased 3.8 million shares of common stock for a total of $434.9 million at an average price paid of $114 per share. The Company had approximately 3.8 million shares remaining under its most recent share purchase authorization at the end of the fourth quarter of 2021. Since May of 2020, the Company has reduced the outstanding share count by over 10 percent.

The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company files its annual report on Form 10-K,

Press Release Exhibit 99.1
including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.

Today's Call Details
The Company is planning to host a conference call at 8:00 a.m. (EDT) today, Wednesday October 6th. Neil M. Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, will lead the call.

The conference call and earnings release can be accessed via the Investor Relations section of the Company's website at investors.acuitybrands.com. The online replay will remain available for a limited time following the call. A replay of the call will also be posted to the Investor Relations site within two hours of the completion of the conference call and will be archived on the site.

About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. Through its two business segments, Acuity Brands Lighting and Lighting Controls (ABL) and the Intelligent Spaces Group (ISG), the Company designs, manufactures, and brings to market products and services that make the world more brilliant, productive, and connected. Acuity Brands achieves growth through the development of innovative new products and services, including building management systems, lighting, lighting controls, and location-aware applications.
Acuity Brands achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. The Company looks to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by approximately 13,000 dedicated and talented associates. Visit us at www.acuitybrands.com.

Non-GAAP Financial Measures
This news release and the related conference call and webcast and presentation include the following non-generally accepted accounting principles (“GAAP”) financial measures: “adjusted gross profit,” “adjusted gross profit margin,” “adjusted SD&A expenses,” “adjusted SD&A expenses as a percent of net sales,” “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment, “adjusted other expense,” “adjusted net income,” and “adjusted diluted Earnings per Share (“EPS”). These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for acquisition-related items, amortization of acquired intangible assets, share-based payment expense, impairments on investments, and special charges associated with continued efforts to streamline the organization and integrate recent acquisitions. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not

Press Release Exhibit 99.1
be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.

Forward-Looking Information
This press release and the related conference call and webcast and presentation include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions and information currently available to management. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements are statements other than those of historical fact and may include statements relating to goals, plans, market conditions and projections regarding Acuity Brands' strategy, and specifically include statements made in this press release regarding: ongoing customer inventory rebalancing and achievement of growth and efficiencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the fiscal year ended August 31, 2020, filed on October 23, 2020 and those described from time to time in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of events, or otherwise.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	August 31,
	2021	2020
	(Preliminary)
ASSETS
Current assets:
Cash and cash equivalents	$491.3	$560.7
Accounts receivable, less reserve for doubtful accounts of $1.2 and $2.6, respectively	571.8	500.3
Inventories	398.7	320.1
Prepayments and other current assets	82.5	58.6
Total current assets	1,544.3	1,439.7
Property, plant, and equipment, net	269.1	270.5
Other long-term assets	1,761.7	1,781.5
Total assets	$3,575.1	$3,491.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$391.5	$326.5
Current maturities of debt	—	24.3
Other accrued liabilities	300.7	266.8
Total current liabilities	692.2	617.6
Long-term debt	494.3	376.8
Other long-term liabilities	344.1	369.8
Total stockholders’ equity	2,044.5	2,127.5
Total liabilities and stockholders’ equity	$3,575.1	$3,491.7

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED STATEMENTS OF INCOME
(In millions, except per-share data)

	Three Months Ended August 31,		Year Ended August 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Preliminary)
Net sales	$992.7	$891.2	$3,461.0	$3,326.3
Cost of products sold	573.4	516.1	1,986.0	1,923.9
Gross profit	419.3	375.1	1,475.0	1,402.4
Selling, distribution, and administrative expenses	284.7	261.0	1,044.1	1,028.5
Special charges	1.8	8.2	3.3	20.0
Operating profit	132.8	105.9	427.6	353.9
Other expense:
Interest expense, net	5.5	3.9	23.2	23.3
Miscellaneous expense, net	1.7	4.4	8.2	5.9
Total other expense	7.2	8.3	31.4	29.2
Income before income taxes	125.6	97.6	396.2	324.7
Income tax expense	27.5	23.9	89.9	76.4
Net income	$98.1	$73.7	$306.3	$248.3

Earnings per share:
Basic earnings per share	$2.76	$1.88	$8.44	$6.29
Basic weighted average number of shares outstanding	35.5	39.3	36.3	39.5
Diluted earnings per share	$2.72	$1.87	$8.38	$6.27
Diluted weighted average number of shares outstanding	36.0	39.5	36.6	39.6
Dividends declared per share	$0.13	$0.13	$0.52	$0.52

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended August 31,
	2021	2020
	(Preliminary)
Cash flows from operating activities:
Net income	$306.3	$248.3
Depreciation and amortization	100.1	101.1
Share-based payment expense	32.5	38.2
Asset impairments	6.0	8.8
Other	(36.2)	108.4
Net cash provided by operating activities	408.7	504.8
Cash flows from investing activities:
Purchases of property, plant, and equipment	(43.8)	(54.9)
Proceeds from sale of property, plant, and equipment	4.7	0.2
Acquisitions of businesses, net of cash acquired	(75.3)	(303.0)
Other investing activities	(3.5)	(2.1)
Net cash used for investing activities	(117.9)	(359.8)
Cash flows from financing activities:
Issuances of long-term debt	493.8	400.0
Repayments of long-term debt	(401.1)	(355.7)
Repurchases of common stock	(434.9)	(69.3)
Proceeds from stock option exercises and other	3.2	0.9
Payments of taxes withheld on net settlement of equity awards	(4.5)	(5.4)
Dividends paid	(19.1)	(20.8)
Net cash used for financing activities	(362.6)	(50.3)
Effect of exchange rate changes on cash and cash equivalents	2.4	5.0
Net change in cash and cash equivalents	(69.4)	99.7
Cash and cash equivalents at beginning of year	560.7	461.0
Cash and cash equivalents at end of year	$491.3	$560.7

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)
The following table shows net sales by channel for the periods presented:

	Three Months Ended August 31,
	2021	2020	Increase (Decrease)	Percent Change
ABL:
Independent sales network	$663.1	$605.1	$58.0	9.6%
Direct sales network	102.1	88.9	13.2	14.8%
Retail sales	45.7	57.2	(11.5)	(20.1)%
Corporate accounts	75.6	65.2	10.4	16.0%
Other	60.4	36.7	23.7	64.6%
Total ABL	946.9	853.1	93.8	11.0%
ISG	50.5	40.9	9.6	23.5%
Eliminations	(4.7)	(2.8)	(1.9)	67.9%
Total	$992.7	$891.2	$101.5	11.4%

	Year Ended August 31,
	2021	2020	Increase (Decrease)	Percent Change
ABL:
Independent sales network	$2,400.5	$2,284.3	$116.2	5.1%
Direct sales network	358.1	329.0	29.1	8.8%
Retail sales	181.5	218.3	(36.8)	(16.9)%
Corporate accounts	168.7	191.8	(23.1)	(12.0)%
Other	178.5	157.5	21.0	13.3%
Total ABL	3,287.3	3,180.9	106.4	3.3%
ISG	190.0	157.0	33.0	21.0%
Eliminations	(16.3)	(11.6)	(4.7)	40.5%
Total	$3,461.0	$3,326.3	$134.7	4.0%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total company as well as our reportable operating segments:

(In millions except per share data)	Three Months Ended August 31,
	2021		2020		Increase (Decrease)	Percent Change
Net sales	$992.7		$891.2		$101.5	11.4%

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$284.7		$261.0		$23.7	9.1%
Percent of net sales		28.7%		29.3%	(60)	bps
Less: Amortization of acquired intangible assets	(10.3)		(10.9)
Less: Share-based payment expense	(10.2)		(5.7)
Less: Acquisition-related items (1)	(1.3)		—
Adjusted SD&A expenses (Non-GAAP)	$262.9		$244.4		$18.5	7.6%
Percent of net sales		26.5%		27.4%	(90)	bps

Operating profit (GAAP)	$132.8		$105.9		$26.9	25.4%
Percent of net sales		13.4%		11.9%	150	bps
Add-back: Amortization of acquired intangible assets	10.3		10.9
Add-back: Share-based payment expense	10.2		5.7
Add-back: Acquisition-related items (1)	1.3		—
Add-back: Special charges	1.8		8.2
Adjusted operating profit (Non-GAAP)	$156.4		$130.7		$25.7	19.7%
Percent of net sales		15.8%		14.7%	110	bps

Other expense (GAAP)	$7.2		$8.3		$(1.1)	(13.3)%
Less: Impairment on investment	(2.0)		—
Adjusted other expense (Non-GAAP)	$5.2		$8.3		$(3.1)	(37.3)%

Net income (GAAP)	$98.1		$73.7		$24.4	33.1%
Add-back: Amortization of acquired intangible assets	10.3		10.9
Add-back: Share-based payment expense	10.2		5.7
Add-back: Acquisition-related items (1)	1.3		—
Add-back: Special charges	1.8		8.2
Add-back: Impairment on investment	2.0		—
Total pre-tax adjustments to net income	25.6		24.8
Income tax effects	(6.0)		(5.7)
Adjusted net income (Non-GAAP)	$117.7		$92.8		$24.9	26.8%

Diluted earnings per share (GAAP)	$2.72		$1.87		$0.85	45.5%
Adjusted diluted earnings per share (Non-GAAP)	$3.27		$2.35		$0.92	39.1%
______________________________
(1) Acquisition-related items include professional fees.

Press Release Exhibit 99.1

	Three Months Ended August 31,
ABL	2021	2020	Increase (Decrease)	Percent Change
Net sales	$946.9	$853.1	$93.8	11.0%

Operating profit	$149.3	$121.8	$27.5	22.6%
Add-back: Amortization of acquired intangible assets	7.1	7.2
Add-back: Share-based payment expense	2.7	2.3
Adjusted operating profit	$159.1	$131.3	$27.8	21.2%

Operating profit margin	15.8%	14.3%	150	bps
Adjusted operating profit margin	16.8%	15.4%	140	bps

	Three Months Ended August 31,
ISG	2021	2020	Increase (Decrease)	Percent Change
Net sales	$50.5	$40.9	$9.6	23.5%

Operating profit (loss)	$2.0	$(1.6)	$3.6	NM
Add-back: Amortization of acquired intangible assets	3.2	3.7
Add-back: Share-based payment expense	0.8	—
Adjusted operating profit	$6.0	$2.1	$3.9	185.7%

Operating profit (loss) margin	4.0%	(3.9)%	790	bps
Adjusted operating profit margin	11.9%	5.1%	680	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Year Ended August 31,
	2021		2020		Increase (Decrease)	Percent Change
Net sales	$3,461.0		$3,326.3		$134.7	4.0%

Gross profit (GAAP)	$1,475.0		$1,402.4		$72.6	5.2%
Percent of net sales		42.6%		42.2%	40	bps
Add-back: Acquisition-related items (1)	—		1.2
Adjusted gross profit (Non-GAAP)	$1,475.0		$1,403.6		$71.4	5.1%
Percent of net sales		42.6%		42.2%	40	bps

Selling, distribution, and administrative (SD&A) expenses (GAAP)	$1,044.1		$1,028.5		$15.6	1.5%
Percent of net sales		30.2%		30.9%	(70)	bps
Less: Amortization of acquired intangible assets	(40.7)		(41.7)
Less: Share-based payment expense	(32.5)		(38.2)
Less: Acquisition-related items (1)	(2.2)		(1.3)
Adjusted SD&A expenses (Non-GAAP)	$968.7		$947.3		$21.4	2.3%
Percent of net sales		28.0%		28.5%	(50)	bps

Operating profit (GAAP)	$427.6		$353.9		$73.7	20.8%
Percent of net sales		12.4%		10.6%	180	bps
Add-back: Amortization of acquired intangible assets	40.7		41.7
Add-back: Share-based payment expense	32.5		38.2
Add-back: Acquisition-related items (1)	2.2		2.5
Add-back: Special charges	3.3		20.0
Adjusted operating profit (Non-GAAP)	$506.3		$456.3		$50.0	11.0%
Percent of net sales		14.6%		13.7%	90	bps

Other expense (income) (GAAP)	$31.4		$29.2		$2.2	7.5%
Less: Impairment of investment	(6.0)		—
Adjusted other expense (income) (Non-GAAP)	$25.4		$29.2		$(3.8)	(13.0)%

Net income (GAAP)	$306.3		$248.3		$58.0	23.4%
Add-back: Amortization of acquired intangible assets	40.7		41.7
Add-back: Share-based payment expense	32.5		38.2
Add-back: Acquisition-related items (1)	2.2		2.5
Add-back: Special charges	3.3		20.0
Add-back: Impairments of investments	6.0		—
Total pre-tax adjustments to net income	84.7		102.4
Income tax effect	(19.3)		(23.4)
Adjusted net income (Non-GAAP)	$371.7		$327.3		$44.4	13.6%

Diluted earnings per share (GAAP)	$8.38		$6.27		$2.11	33.7%
Adjusted diluted earnings per share (Non-GAAP)	$10.17		$8.27		$1.90	23.0%
______________________________
(1) Acquisition-related items include profit in inventory and professional fees.

Press Release Exhibit 99.1

	Year Ended August 31,
ABL	2021	2020	Increase (Decrease)	Percent Change
Net sales	$3,287.3	$3,180.9	$106.4	3.3%

Operating profit	$476.2	$425.8	$50.4	11.8%
Add-back: Amortization of acquired intangible assets	27.9	27.4
Add-back: Share-based payment expense	11.0	13.4
Add-back: Acquisition-related items (1)	—	1.2
Adjusted operating profit	$515.1	$467.8	$47.3	10.1%

Operating profit margin	14.5%	13.4%	110	bps
Adjusted operating profit margin	15.7%	14.7%	100	bps

	Year Ended August 31,
ISG	2021	2020	Increase (Decrease)	Percent Change
Net sales	$190.0	$157.0	$33.0	21.0%

Operating profit (loss)	$9.9	$(3.9)	$13.8	NM
Add-back: Amortization of acquired intangible assets	12.8	14.3
Add-back: Share-based payment expense	2.9	4.5
Adjusted operating profit	$25.6	$14.9	$10.7	71.8%

Operating profit (loss) margin	5.2%	(2.5)%	770	bps
Adjusted operating profit margin	13.5%	9.5%	400	bps
(1) Acquisition-related items include professional fees.